WELLS FARGO SECURITIES, LLC



                       MASTER SELECTED DEALERS AGREEMENT






                            REGISTERED SEC OFFERINGS


                                      AND


                                EXEMPT OFFERINGS

                 (OTHER THAN OFFERINGS OF MUNICIPAL SECURITIES)



June 10, 2011


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      This Master Selected Dealers Agreement (this "MASTER SDA"), dated as of
____, __, is by and between Wells Fargo Securities, LLC (including its successors and assigns) ("WE," "OUR," "US" or the "MANAGER") and the party named on the signature page hereof (a "DEALER," "YOU" or "YOUR"). From time to time, in connection with an offering and sale (an "OFFERING") of securities (the "SECURITIES"), managed solely by us or with one or more other managers or co-managers, we or one or more of our affiliates may offer you (and others) the opportunity to purchase as principal a portion of such securities on the terms set forth herein as a Selected Dealer (as defined below).

      References herein to laws, statutory and regulatory sections, rules, regulations, forms and interpretive materials are deemed to include successor provisions. The following provisions of this Master SDA shall apply separately to each individual Offering of Securities. You and we further agree as follows:

      1. APPLICABILITY OF THIS MASTER SDA. The terms and conditions of this Master SDA will be applicable to any Offering in which you accept an offer to participate as a Selected Dealer (including through the receipt by you of Securities), whether pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "1933 ACT"), or exempt from registration thereunder, in respect of which we (acting for our own account or for the account of any underwriting or similar group or syndicate) are responsible for managing or otherwise implementing the sale of Securities to Selected Dealers. A Dealer is a person who meets the requirements of Section 10 hereof. The parties who agree to participate (including by the receipt by such parties of Securities) or are designated a selling concession to Dealers (the "SELLING CONCESSION"), and reallowance, if any (the "REALLOWANCE"), in such Offering as selected Dealers are hereinafter referred to as "SELECTED DEALERS". In the case of any Offering where we are acting for the account of the several underwriters, initial purchasers or others acting in a similar capacity (the "UNDERWRITERS"), the terms and conditions of this Master SDA will be for the benefit of such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.

      2. TERMS OF THE OFFERING. We may advise you orally or by one or more wires, telexes, telecopy or electronic data transmissions, or other written communications (each, a "WIRE") of the particular method and supplementary terms and conditions of any Offering (including the price or prices at which the Securities initially will be offered by the several Underwriters, or if the price is to be determined by a formula based on market price, the terms of the formula, (the "OFFERING PRICE") and any Selling Concession or, if applicable, Reallowance) in which you are invited to participate. Any such Wire may also amend or modify such provisions of this Master SDA in respect of the Offering to which such Wire relates, and may contain such supplementary provisions as may be specified in any Wire relating to an Offering. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such supplementary terms and conditions shall supersede any provision of this Master SDA. Unless otherwise indicated in any such Wire, acceptances and other communications by you with respect to an Offering should be sent pursuant to the terms of Section 19 hereof. Notwithstanding that we may not have sent you a Wire or other form of invitation to participate in such Offering or that you may not otherwise have responded by wire or other written


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                                                                               2


communication (any such communication being deemed "IN WRITING") to any such Wire or other form of invitation, you will be deemed to have accepted the terms of our offer to participate as a Selected Dealer and of this Master SDA (as amended, modified or supplemented by any Wire) by your purchase of Securities or otherwise receiving and retaining an economic benefit for participating in the Offering as a Selected Dealer. We reserve the right to reject any acceptance in whole or in part.

      Any Offering will be subject to delivery of the Securities and their acceptance by us and any other Underwriters may be subject to the approval of all legal matters by counsel and may be subject to the satisfaction of other conditions. Any application for additional Securities will be subject to rejection in whole or in part.

      3. Offering Documents. Upon your request, we will furnish, make available to you or make arrangements for you to obtain copies (which may, to the extent permitted by law, be in electronic form) of each prospectus, prospectus supplement, offering memorandum, offering circular or similar offering document, and any preliminary version thereof, as soon as reasonably practicable after sufficient quantities thereof have been made available by the issuer of the Securities (each, an "ISSUER") and any guarantor (each, a "GUARANTOR") thereof, and, if different from the Issuer, the seller or sellers (each, a "SELLER") of the Securities. You agree that you will comply with the applicable United States federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, and the applicable laws, rules and regulations of any non-United States jurisdiction, governing the use and distribution of offering materials by brokers and dealers. You represent and warrant that you are familiar with Rule l5c2-8 under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), relating to the distribution of preliminary and final prospectuses and agree that your purchase of Securities shall constitute your confirmation that you have delivered and will deliver all preliminary prospectuses and final prospectuses required for compliance therewith. You agree to make a record of your distribution of each preliminary prospectus and, when furnished with copies of any revised preliminary prospectus or final prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a preliminary prospectus. You agree that, in purchasing Securities, you will rely upon no statement whatsoever, written or oral, other than the statements in the final prospectus, offering memorandum, offering circular or similar offering document delivered to you by us. You are not authorized by the Issuer or other Seller of Securities offered pursuant to a final prospectus, offering memorandum, offering circular or similar offering document or by any Underwriters to give any information or to make any representation not contained therein in connection with the sale of such Securities.

      4. Offering of Securities.

      (a) In respect of any Offering, we will inform you of any Selling Concession and Reallowance, if any. The Offering of Securities is made subject to the conditions referred to in the prospectus, offering memorandum, or offering circular or similar offering document related to the Offering and to the terms and conditions set forth in any Wire. After the initial Offering has commenced, we may change the Offering Price, the Selling Concession and the Reallowance (if any) to Selected Dealers. If a Reallowance is in effect, a reallowance from the Offering Price not in excess of such Reallowance may be allowed (i) in the case of Offerings of Securities that


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are not exempted securities (as defined in Section 3(a)(12) of the 1934 Act), as consideration for services rendered in distribution to Dealers who are either members in good standing of the Financial Industry Regulatory Authority, Inc. ("FINRA") who agree to abide by the applicable rules of FINRA or non-U.S. banks, brokers, dealers or other non-U.S. institutions not eligible for membership in FINRA who represent to you that they will promptly reoffer such Securities at the Offering Price and will abide by the conditions with respect to non-U.S. banks, dealers and other non-U.S. institutions set forth in Section 10 hereof, or (ii) in the case of Offerings of Securities that are exempted securities (as defined in Section 3(a)(12) of the 1934 Act), as consideration for services rendered in distribution not only to Dealers identified in the immediately preceding clause but also to Dealers that are Banks (as defined in Section 10 hereof) and represent to you that they will promptly reoffer such Securities at the Offering Price and will abide by the conditions with respect to Banks set forth in Section 10 hereof.

      (b) No expenses will be charged to Selected Dealers. A single transfer tax upon the sale of the Securities by the respective Underwriters to you will be paid by such Underwriters when such Securities are delivered to you. However, you shall pay any transfer tax on sales of Securities by you and you shall pay your proportionate share of any transfer tax or other tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against you and other Selected Dealers as a group or otherwise.

      5. PAYMENT AND DELIVERY. You will deliver to us, on the date and at the place and time specified by us orally or In Writing, payment in the manner and type of currency specified by us orally or In Writing, payable to the order of Wells Fargo Securities, LLC (or as we may subsequently inform you), for an amount equal to the Offering Price plus (if not included in the Offering Price) accrued interest, amortization of original issue discount or dividends, if any, specified in the prospectus or offering circular or other similar offering document furnished in connection with the Offering of the Securities. We may, in our sole discretion, retain the applicable Selling Concession in respect of the Securities to be purchased by you for release at a date specified by us. We will make payment to the Issuer or Seller against delivery to us for your account of the Securities to be purchased by you, and we will deliver to you the Securities paid for by you which will have been retained by or released to you for direct sale. If we determine that transactions in the Securities are to be settled through The Depository Trust Company ("DTC") or another clearinghouse facility and payment in the settlement currency is supported by such facility, payment for and delivery of Securities purchased by you will be made through such facility, if you are a participant, or, if you are not a participant, settlement will be made through your ordinary correspondent who is a participant.

      6. OVER-ALLOTMENT; STABILIZATION; UNSOLD ALLOTMENTS; PENALTY BIDS. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that upon our request at any time and from time to time prior to the termination of the provisions of Section 4 hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Offering Price less an amount to be determined by us not in excess of the Selling Concession. Prior to the termination of the Manager's authority to cover any short position in


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                                                                               4


connection with the Offering or such other date as the Manager may specify by Wire, if the Manager determines pursuant to the "Initial Public Offering Tracking System" of DTC that the Manager has purchased, or any of your customers have sold, a number or amount of Securities retained by, or released to, you for direct sale or any Securities sold pursuant to Section 4 hereof for which you received a portion of the Selling Concession, or any Securities which may have been issued on transfer or in exchange for such Securities, which Securities were therefore not effectively placed for investment, then you authorize the Manager to charge your account with an amount equal to such portion of the Selling Concession received by you with respect to such Securities at a price equal to the total cost of such purchase, including transfer taxes, accrued interest, dividends, and commissions, if any.

      7. TERMINATION.

      (a) The terms and conditions set forth in (i) Section 4, (ii) the second sentence of Section 6, (iii) Section 15 and (iv) Section 16 of this Master SDA (collectively, the "OFFERING PROVISIONS") will terminate with respect to each Offering pursuant to this Master SDA at the close of business on the later of
(a) the date on which the Underwriters pay the Issuer or Seller for the Securities, and (b) 45 calendar days after the applicable Offering date, unless in either such case the effectiveness of such offering provisions is extended or sooner terminated as hereinafter provided. We may terminate such offering provisions other than Section 6 at any time by notice to you to the effect that the offering provisions are terminated and we may terminate the provisions of
Section 6 at any time at or subsequent to the termination of the other offering provisions by notice to you to the effect that the penalty bid provisions are terminated. All other provisions of the Master SDA shall remain operative and in full force and effect with respect to such Offering.

      (b) This Master SDA may be terminated by either party hereto upon five business days' written notice to the other party; provided, however, that with respect to any particular Offering, if we receive any such notice from you after we have advised you of the amount of Securities allotted to you, this Master SDA shall remain in full force and effect as to such Offering and shall terminate with respect to such Offering and all previous Offerings only in accordance with and to the extent provided in subsection (a) of this Section 7.

      8. AMENDMENTS. This Master SDA may be amended from time to time by consent of the parties hereto. Your consent will be deemed to have been given to an amendment to this Master SDA, and such amendment will be effective, five business days following written notice to you of such amendment if you do not notify us In Writing prior to the close of business on such fifth business day that you do not consent to such amendment. Notwithstanding the foregoing, you agree that any amendment, supplement or modification of the terms of this Master SDA by Wire or otherwise In Writing will be effective immediately and your consent will be deemed to have been given to any such amendment, supplement or modification by your purchase of Securities or otherwise receiving and retaining an economic benefit for participating in the Offering as a Selected Dealer; provided that such amendment, supplement or modification of the terms of this Master SDA shall only be effective with respect to the related Offering.

      9. RELATIONSHIP AMONG UNDERWRITERS AND SELECTED DEALERS. We shall have full authority to take such actions as we deem advisable in all matters pertaining to any Offering


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under this Master SDA. You are not authorized to act as an agent for us, any
Underwriter or the Issuer or other Seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter will be under any obligation to you except for obligations assumed hereby or in any Wire from us in connection with any Offering, and no obligations on our part as the Manager will be implied hereby or inferred herefrom. Nothing contained in this Master SDA or any Wire shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another, and the obligations of you and each of the other Selected Dealers or any of the Underwriters are several and not joint. If the Selected Dealers, among themselves, with us or with the Underwriters, should be deemed to constitute a partnership for federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with such election. You authorize the Manager, in its discretion, to execute on your behalf such evidence of such election as may be required by the U.S. Internal Revenue Service. In connection with any Offering, you will be liable for your proportionate share of the amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate share of the amount of any expense (including attorneys' fees and expenses) incurred in defending against any such tax, claim, demand or liability.

      10. FINRA COMPLIANCE. You represent and warrant that you are (a) a broker or dealer (as defined in Section 3(a)(4) or 3(a)(5) of the 1934 Act) that is a member in good standing of FINRA, (b) a non-U.S. bank, broker, dealer or other non-U.S. institution that is not eligible for membership in FINRA and is not required to be registered as a broker or dealer under the 1934 Act (a "NON-MEMBER NON-U.S. DEALER"), or (c) only in the case of Offerings of Securities that are exempted securities (as defined in Section 3(a)(12) of the 1934 Act), and such other Securities as from time to time may be sold by a "bank" (as defined in Section 3(a)(6) of the 1934 Act (a "BANK")), that you are a Bank that is acting in connection with the Offering in accordance with an applicable exception or exemption from the definitions of broker and dealer under Sections 3(a)(4) and 3(a)(5) of the 1934 Act.

      You further represent, warrant and agree that, in connection with any purchase or sale of the Securities wherein a selling concession, discount or other allowance is received or granted by or to you:

      (i) if you are a member of FINRA, you will comply with all applicable rules of FINRA, including, without limitation, the requirements of FINRA Rules 5110, 5121, 5130, 5131 and 5141 (to the extent any or all such rules are applicable to the particular Offering);

      (ii) if you are a non-member non-U.S. dealer, (x) you will not make any offers or sales of the Securities in, or to nationals or residents of, the United States, its territories, or its possessions, except to the extent permitted by Rule 15a-6 under the 1934 Act (or any successor rule thereto adopted by the U.S. Securities and Exchange Commission (the "SEC")), (y) in making any offers or sales of the Securities, you will comply with the requirements of the following FINRA rules (including any successor rules thereto adopted by FINRA): (A) to the extent that you are acting, in respect of offers or sales of the Securities, as a "conduit" for, or are


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                                                                               6


receiving in connection with such offers and sales any selling commissions, discounts, allowances or other compensation from, or are otherwise being directed with respect to allocations or disposition of the Securities by, a FINRA member, FINRA Rule 5130 and FINRA Rule 5141 as though you are a member of FINRA, and (B) NASD Conduct Rule 2420(c), as that Rule applies to a non-member broker or dealer in a non-U.S. country, and (z) you are, and will remain at all relevant times, an appropriately registered or licensed broker or dealer (to the extent required) in your home jurisdiction and in any non-U.S. jurisdiction in which you engage in activities in connection with an Offering;

      (iii) if you are a Bank, (x) to the extent you are acting, in respect of offers or sales of the Securities, as a "conduit" for, or are receiving in connection with such offers and sales any selling commissions, discounts, allowances or other compensation from, or are otherwise being directed with respect to allocations or disposition of the Securities by, a FINRA member, you will comply with FINRA Rules 5130 and 5141 as though you are a member of FINRA, and (y) you will not accept any fee or other compensation, or purchase any Securities at a discount from the offering price from any Underwriter or Dealer, which would not be permitted under applicable FINRA rules (including, without limitation, NASD Conduct Rule 2420 or any successor rule thereto adopted by FINRA) or would subject you to registration and regulation as a "broker" or "dealer" under Section 3(a)(4) or 3(a)(5) of the 1934 Act;

      (iv) in respect of each Offering in which you participate (as indicated by your participation therein), you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to FINRA's requirements and related interpretations with respect to review of corporate financing transactions as such requirements and interpretations relate to such Offering; and

      (v) you are fully familiar with the 1933 Act, 1934 Act and FINRA provisions referenced in this Section 10 and elsewhere in this Master SDA.

      11. BLUE SKY MATTERS. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or "Blue Sky" laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction, notwithstanding any information we may furnish to you in that connection.

      12. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Master SDA (as it may be modified or supplemented by any Wire) will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State. You hereby irrevocably: (a) submit to the jurisdiction of any court of the State of New York located in the City of New York or the U.S. District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Master SDA, or any of the agreements or transactions contemplated hereby (each, a "PROCEEDING"), (b) agree that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waive, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agree not to commence any Proceeding other


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than in such courts, and (e) waive, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

      13. SUCCESSORS AND ASSIGNS. This Master SDA will be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them; provided, however, that you may not assign your rights or delegate any of your duties under this Master SDA without our prior written consent.

      14. COMPLIANCE WITH LAW. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the Issuer or other Seller of such Securities) you will comply with all applicable rules and regulations, including the applicable provisions of the 1933 Act and the 1934 Act, the applicable rules and regulations of the SEC thereunder, the applicable rules and regulations of FINRA, the applicable rules and regulations of any securities exchange or other regulatory or self-regulatory organization having jurisdiction over the Offering and the applicable laws, rules and regulations specified in Section 16(a) and 16(b) hereof.

      15. DISCRETIONARY ACCOUNTS. In the case of an Offering of Securities registered under the 1933 Act by an Issuer that was not, immediately prior to the filing of the related registration statement, subject to the requirements of
Section 13(d) or 15(d) of the 1934 Act, you will not make sales to any account over which you exercise discretionary authority in connection with such sale, except as otherwise permitted by us for such Offering In Writing.

      16. OFFERING RESTRICTIONS. You will not make any offers or sales of Securities or any other securities in jurisdictions outside the United States except under circumstances that will result in compliance with (a) applicable laws, including private placement requirements, in each such jurisdiction and
(b) the restrictions on offers or sales set forth in this Master SDA, any Wire or the prospectus, preliminary prospectus, offering memorandum, offering circular, or preliminary offering memorandum or preliminary offering circular or other similar offering document, as the case may be. It is understood that, except as specified in this Master SDA, the prospectus, offering memorandum or offering circular or other similar offering document, or applicable Wire, no action has been taken by us, the Issuer, the Guarantor, the Seller or any other party to permit you to offer Securities in any jurisdiction other than the United States, in the case of a Registered Offering, where action would be required for such purpose.

      17. PROHIBITION ON MONEY LAUNDERING. The operations of your business and your subsidiaries are and, to your knowledge, have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "MONEY LAUNDERING LAWS") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving you or any of your subsidiaries with respect to the Money Laundering Laws is pending or, to your knowledge, threatened.


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      18. LIABILITY OF MANAGER. The Manager will not be liable to you for any act or omission, except for obligations expressly assumed by the Manager In Writing.

      19. NOTICES. Any notice to you will be deemed to have been duly given if mailed, sent by Wire, or delivered in person to you at the address set forth on the signature page hereto (or to such other address, telephone, telecopy or telex as you will be notified by us), or if such address is no longer valid, then at the address set forth in reports filed by you with FINRA. Any such notice will take effect upon receipt thereof. Communications by Wire will be deemed to be "written" communications and made In Writing.

      20. SEVERABILITY. In case any provision in this Master SDA or any Wire is deemed invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

      21. COUNTERPARTS. This Master SDA may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which taken together constitute one and the same instrument. Transmission by telecopy of an executed counterpart of this Master SDA will constitute due and sufficient delivery of such counterpart.

      Please confirm by signing and returning to us the enclosed copy of this Master SDA that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (a) acceptance of and agreement to the terms and conditions of this Master SDA (as supplemented and amended pursuant to Section 8 hereof) together with and subject to any supplementary terms and conditions contained in any Wire from us in connection with such Offering, all of which shall constitute a binding agreement between you and us individually or as representative of any Underwriters, (b) confirmation that your representations and warranties set forth herein are true and correct at that time, (c) confirmation that your agreements herein have been and will be fully performed by you to the extent and at the times required thereby and (d) in the case of any Offering described in Section 3 hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus, offering memorandum or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in
Section 16(a) or 16(b) hereof.



                  (Remainder of page intentionally left blank)

                            (Signature page follows)


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      This Master SDA is dated as of ________ __, ____, and executed by and between Wells Fargo Securities, LLC and [insert name of selected dealer].



                                        Very truly yours,

                                        WELLS FARGO SECURITIES, LLC


                                        By:  ___________________________
                                             Name:
                                             Title:


Confirmed as of (date):

CONFIRMED: __________ __, ____

[INSERT NAME OF SELECTED DEALER]


By:  ___________________________
     Name:
     Title:

Address:



Telephone:
Facsimile:
Email:



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                                                                              10


                       MASTER SELECTED DEALERS AGREEMENT
                             GUIDE TO DEFINED TERMS

TERM                                                           SECTION REFERENCE
----                                                           -----------------

1933 Act.......................................................................1
1934 Act.......................................................................3
Bank..........................................................................10
Dealer..................................................................Foreword
DTC............................................................................5
FINRA.......................................................................4(a)
Guarantor......................................................................3
In Writing.....................................................................2
Issuer.........................................................................3
Manager.................................................................Foreword
Master SDA..............................................................Foreword
Money Laundering Laws ........................................................17
non-member non-U.S. dealer....................................................10
Offering................................................................Foreword
Offering Price.................................................................2
offering provisions.........................................................7(a)
Proceeding....................................................................12
Reallowance....................................................................1
SEC............................................................................6
Securities.....................................................................1
Selected Dealers...............................................................1
Seller.........................................................................3
Selling Concession.............................................................1
Underwriters...................................................................1
Wire...........................................................................2